UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 1, 2008

Date of Report (Date of earliest event reported)

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip code)

1-800-514-0186

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.  (17 CFR 240.13c-4©)

Item 2.05 Costs Associated with Exit or Disposal Activities.

Item 2.06 Material Impairments.

As previously stated in filings to the Securities and Exchange Commission on Forms 10-Q and 10-K, the strengthening of the Brazilian real against the U.S. dollar has decreased our Brazilian unit’s profitability and cost competitiveness.  As a result, we announced today the exit of the coated papers business in the Brazilian market and a resulting decrease of approximately 100 employees, or 16 percent of the current workforce, both effective immediately.   This announcement will result in restructuring expenses totaling approximately $3.3 million comprised of $1.8 million in fixed asset impairment charges and $1.5 million for cash employee severance and other amounts which are to be paid immediately.  When combined with employment reductions associated with previously announced restructuring activities being undertaken in France, the United States and Brazil, Schweitzer-Mauduit’s worldwide workforce will have been reduced by approximately 700 people, or nearly 20 percent, since January 2006.

The restructuring expenses noted above will be recognized in our financial statements in accordance with the applicable accounting standards and will be disclosed in Schweitzer-Mauduit’s quarterly earnings press releases and reports to the SEC on Form 10-Q and Form 10-K.  The restructuring expenses are expected to be recorded during the second and third quarters of 2008.

Combined with previously announced restructuring activities in France, the United Sates and Brazil, restructuring expenses for Schweitzer-Mauduit from 2006 through 2008 are now expected to be in the range of $54 - $57 million, comprised of $30 - $32 million in cash amounts and $24 - $25 million in non-cash amounts.

Upon full implementation, today’s announced actions, in addition to the previously announced plan to raise tobacco-related fine papers selling prices in the markets serviced by our Brazilian unit, are expected to restore a modest level of operating profit for this segment by early 2009.  However, the extent to which these benefits are actually realized in Schweitzer-Mauduit’s future earnings will depend on all of the various factors addressed in our Form 10-K that impact our business and financial results, especially changes in the relationship of the Brazilian real to the U.S. dollar as well as our success in exiting the coated papers business and achieving selling price increases as planned.

Financing of the approximate $1.5 million in total cash restructuring expenses is being fully secured through internally generated funds and Schweitzer-Mauduit’s existing bank credit facilities.

Despite the actions already announced, management continues to evaluate additional measures seeking to optimize the efficiency and cost competitiveness of our worldwide production facilities as demand for our tobacco-related papers continues to undergo volume and geographic changes.

Certain of the above statements regarding anticipated employee reductions, restructuring expenses, resulting benefits and the timing of those actions constitute “forward-looking statements.” For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that these forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause the estimated employee reductions, operating profit impacts and restructuring expenses to differ:  changes in economic or industry conditions; issues arising from rationalization of operations; and other risks identified in our Securities and Exchange Commission reports and public announcements. We caution you not to put undue reliance on any forward-looking statement, and we undertake no obligation to update any forward-looking statements to reflect future events or developments.

On July 1, 2008, we issued a Press Release announcing our plan to exit the coated papers business in Brazil and the associated employment reductions, severance costs and asset impairment charges.  The Press Release is attached hereto as Exhibit 99.1. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, or the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference to such filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

99.1

Press Release, dated July 1, 2008, of Schweitzer-Mauduit International, Inc., announcing a plan to exit the coated papers business in Brazil and the associated employment reductions, severance costs and asset impairment charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

	By:	/s/ Peter J. Thompson
Peter J. Thompson
Chief Financial Officer and Treasurer
Dated: July 1, 2008

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

Current Report on Form 8-K

Dated July 1, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
99.1

Press Release, dated July 1, 2008, of Schweitzer-Mauduit International, Inc., announcing a plan to exit the coated papers business in Brazil and the associated employment reductions, severance costs and asset impairment charges.